UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the registrant ☒

Filed by a party other than the registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

Lockheed Martin Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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NOTE: Commencing April 13, 2011, the following materials are being sent to certain stockholders or used by Lockheed Martin employees to communicate with stockholders about the upcoming annual meeting. For more information, see our 2011 proxy statement dated March 11, 2011. The proxy statement and annual report may be viewed online at www.lockheedmartin.com/investor.

Lockheed Martin Corporation

Annual Meeting of Stockholders

April 28, 2011

Important Voting Information

Whether or not you plan to attend the Annual Meeting of stockholders, it is important to vote all of your Lockheed Martin shares by promptly submitting your vote by telephone or Internet or by completing, signing, dating and returning your proxy or voting instruction form by mail in accordance with the instructions you received.

Please note that you may receive multiple proxy material packages (electronically and/or by mail) and instructions. These materials may not be duplicates as you may receive a separate package for each type of account in which you hold shares of Lockheed Martin stock. Please be sure to vote all of your shares in each of your accounts in accordance with the directions on the proxy card(s) and/or voting instruction form(s) you receive. In the case of duplicate votes for shares in a particular account, your last vote is the one that counts.

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Beneficial Holders: If your Lockheed Martin stock is held through a broker, bank or other financial institution (shares held in street name), you will receive instructions from each institution. You will need to vote the shares held with each institution separately by following the instructions provided by your broker, bank or other financial institution.

If you did not receive voting instructions, or wish to change your vote, you may obtain and submit new voting instructions by contacting your broker, bank or other financial institution.

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Registered Holders: If you hold your shares in your own name as the holder of record with our transfer agent, Computershare Trust Company, N.A (registered holders), you may vote your shares by following the instructions on the proxy card.

If you did not receive a proxy card, or wish to change your vote, you may obtain and submit a new proxy card by contacting Computershare Trust Company, N.A. toll-free at (877) 498-8861.

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Plan Participants: If you are a participant in one of Lockheed Martin’s 401(k) or other defined contribution plans (plan participant), you may direct the plan trustees how to vote the shares allocated to your account(s). Most active employees who participate in these plans received an email notification of the Internet availability of the proxy materials along with voting directions.

If you did not receive an email notification, or wish to change your vote, you may obtain and submit new voting instructions by contacting the Lockheed Martin proxy materials fulfillment center toll-free at (877) 223-3863 no later than 3:00 p.m. Eastern Daylight Saving Time on April 18, 2011.

If you hold stock acquired upon vesting of restricted stock units (RSUs) through the Corporation’s equity plan administrator, Morgan Stanley Smith Barney, you should have received instructions from them. If you did not receive voting instructions, or wish to change your vote, you may obtain and submit new voting instructions by contacting Morgan Stanley Smith Barney at the following e-mail address: gallaghergroup@mssb.com.

For more information, see our 2011 proxy statement dated March 11, 2011. The proxy statement and annual report may be viewed online at www.lockheedmartin.com/investor.

Please vote your shares.